CONTACT:	Jason Koval
(914) 640-4429
FOR IMMEDIATE RELEASE
October 25, 2007
STARWOOD REPORTS STRONG THIRD QUARTER 2007 RESULTS
WHITE PLAINS, NY, October 25, 2007 - Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported strong third quarter 2007 financial results.
Third Quarter 2007 Highlights
▪	Excluding special items, EPS from continuing operations was $0.68, unchanged from the third quarter of 2006. Including special items, EPS from continuing operations was $0.61 compared to $0.71 in the third quarter of 2006.

▪	Excluding special items, income from continuing operations was $143 million compared to $148 million in the same period of 2006. Net income, including special items, was $129 million compared to $155 million in the third quarter of 2006.

▪	Total Company Adjusted EBITDA was $348 million compared to $328 million in 2006.

▪	During the third quarter, the Company repurchased 9.2 million shares at a cost of $544 million.

▪	Worldwide System-wide REVPAR for Same-Store Hotels increased 9.5% compared to the third quarter of 2006. System-wide REVPAR for Same-Store Hotels in North America increased 6.1%.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 8.7%. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 6.4%.

▪	Margins at Starwood branded Same-Store Owned Hotels Worldwide improved 72 basis points as compared to the third quarter of 2006. Margins at Starwood branded Same-Store Owned Hotels in North America declined 65 basis points as compared to third quarter of 2006 due to the negative impact of renovations occurring at several of these hotels.

▪	Management and franchise revenues increased 16.7% when compared to 2006.

▪	Reported revenues from vacation ownership and residential sales were flat when compared to 2006.

▪	The Company signed 38 hotel management and franchise contracts in the quarter representing approximately 9,000 rooms.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2007 of $0.61 compared to $0.71 in the third quarter of 2006. Excluding special items, EPS from continuing operations was $0.68 for the third quarter of 2007, unchanged from the third quarter of 2006. Special items in 2007 net to a charge of $0.07 per share and primarily relate to losses on asset impairments. Special items in 2006 net to a benefit of $0.03 per share primarily due to one-time income tax benefits realized in connection with the sale of a portfolio of hotels offset in part by losses on asset dispositions. Excluding special items, the effective income tax rate in the third quarter of 2007 was 33.0% compared to 21.2% in the same period of 2006 due to non-recurring capital loss benefits generated in 2006 from the disposition of certain qualifying joint venture interests.
Income from continuing operations was $129 million in the third quarter of 2007 compared to $155 million in 2006. Excluding special items, which net to a $14 million charge in 2007 and a $7 million credit in 2006, income from continuing operations was $143 million for the third quarter of 2007 compared to $148 million in 2006.
Net income was $129 million and EPS was $0.61 in the third quarter of 2007 compared to net income of $155 million and EPS of $0.71 in the third quarter of 2006.
Frits van Paasschen, CEO, said, “Starwood reported yet another strong quarter driven by our strong brands, our large presence in the upper upscale and luxury segments, and our international platform, where system wide REVPAR increased 13.9%. Our pipeline grew to almost 115,000 rooms in the quarter, creating a terrific opportunity for Starwood to continue to grow at above-industry growth rates. Despite the projected 2008 decline in our vacation ownership trend-line, we expect 2008 to be another great year for the Company, as our core hotel business continues to enjoy strong fundamentals. We also repurchased $544 million of our stock in the quarter, a record amount for Starwood.”
Operating Results
Third Quarter Ended September 30, 2007
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 9.5% compared to the third quarter of 2006, including 15.9% in Latin America, 14.6% in Asia Pacific, 13.5% in Europe, 13.3% in Africa & the Middle East and 6.1% in North America. Worldwide System-wide REVPAR increases for Same-Store Hotels by brand were: Le Méridien 16.0%, St. Regis/Luxury Collection 12.6%, Four Points by Sheraton 10.6%, Sheraton 9.2%, W Hotels 8.6% and Westin 5.9%.
Management fees, franchise fees and other income were $214 million, up $32 million, or 17.6%, from the third quarter of 2006. Management fees grew 13.1% to $112 million and franchise fees grew 25.8% to $39 million. Base management fees increased 7.7% and incentive fees increased 23.5%. Approximately 50% of the Company’s management and franchise fees are generated in markets outside of North America.
During the third quarter of 2007, the Company signed 38 hotel management and franchise contracts representing approximately 9,000 rooms, of which 36 were new builds and 2 were conversions from other brands.

At September 30, 2007, the Company had approximately 480 hotels in the active pipeline representing almost 115,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, approximately 70% are in the upper upscale/luxury segment, half are outside of North America, and 60% represent management contracts.
During the third quarter of 2007, 13 new hotels and resorts (representing approximately 3,500 rooms) entered the system, including the Westin Lombard Yorktown Center (Lombard, Illinois, 500 rooms), Sheraton Zhoushan Hotel (Zhoushan, China, 420 rooms), and the Westin Camporeal Hotel and Residences (Turcifal, Portugal, 311 rooms). Five properties (representing approximately 1,500 rooms) were removed from the system during the quarter. The Company expects to open approximately 75 hotels (representing approximately 20,000 rooms) in 2007 and is targeting signing approximately 200 hotel management and franchise contracts in 2007.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 8.7%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 6.4%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 5.9% excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 12.6%.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 8.8% while costs and expenses increased 7.7% when compared to 2006. Margins at these hotels increased 72 basis points.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 5.8% while costs and expenses increased 6.8% when compared to 2006. Margins at these hotels decreased 65 basis points due to the negative impact of renovations occurring at several of these hotels.
Revenues at owned, leased and consolidated joint venture hotels were $605 million when compared to $594 million in 2006. Revenues and operating income were impacted by the sale or closure of 11 hotels since the beginning of the third quarter of 2006. These hotels had no revenues or expenses in 2007 as compared to $33 million of revenues and $28 million of expenses (before depreciation) in the same quarter of 2006.
Vacation Ownership
Total vacation ownership reported revenues increased 1.2% to $252 million when compared to 2006. Reported revenues are significantly impacted by the timing of the recognition of deferred revenues under percentage of completion accounting for projects under construction. During the third quarter of 2007, the Company was actively selling vacation ownership interests at 16 resorts and is also in the predevelopment phase of new fractional or vacation ownership resorts in Arizona, California, Colorado, Hawaii and Mexico.
Originated contract sales of vacation ownership intervals decreased 1.1% primarily due to lower sales of the Westin Kierland Villas in Scottsdale, Arizona as well as the St. Regis Aspen Residence Club in Aspen, Colorado, both of which sold out in late 2006. The average price per vacation ownership unit sold increased 1.7% to approximately $25,400 while the number of contracts signed decreased 2.3% when compared to 2006.
In the third quarter vacation ownership sales and profits fell below expectations in Hawaii due to a decline in close rates in September. This decline in close rates was primarily caused by limited available inventory in Maui (as the next phase at the Ka’anapali Ocean Resort has been delayed) and could continue into the fourth quarter and next year. As a result, reported results for the vacation ownership business are expected to be lower than the Company’s prior expectations by approximately $30 million for the full year 2007. Sales trends remain strong and unchanged in the East, Orlando and Cancun.
In addition, due to unsettled conditions in the asset-backed securities markets and given the Company’s strong liquidity, the Company has decided to postpone the annual securitization of the notes receivable generated by its vacation ownership business until market conditions improve. As a result, fourth quarter guidance no longer includes the previously anticipated $25 million gain on sale of the Company’s notes receivable.
Residential
During the third quarter of 2007, the Company’s residential revenues were $2 million as compared to $6 million in the prior year as our existing residential inventory is substantially sold out. The St. Regis Museum Tower in San Francisco sold out in the first half of 2006 and the St. Regis New York has only a few units remaining in inventory.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses was $116 million compared to $115 million in the third quarter of 2006.
Asset Sales
During the third quarter of 2007, the Company entered into purchase and sale agreements for the sale of two wholly-owned hotels and recorded impairment losses totaling $21 million in connection with these sales. These sales, along with the sale of two additional hotels, are expected to be completed in the fourth quarter of 2007 for total cash proceeds of over $50 million. The Company expects to complete the remainder of the previously announced asset sales in early 2008.
Capital
Gross capital spending during the quarter included approximately $54 million in renovations of hotel assets including The Phoenician in Scottsdale, AZ, the W Los Angeles in Westwood, CA and the W San Francisco in San Francisco, CA and in construction capital at the new aloft and Element hotels under construction in Lexington, MA and the new aloft hotel in Philadelphia, PA. Investment spending on gross vacation ownership interest (“VOI”) inventory was $111 million, which was offset by cost of sales of $55 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, the Westin Princeville Resort in Kauai, the Westin Lagunamar Resort in Cancun, and the Westin St. John Resort and Villas in the Virgin Islands.
Share Repurchases
During the third quarter of 2007, the Company repurchased 9.2 million shares at a total cost of approximately $544 million. In the nine months ended September 30, 2007, the Company has repurchased approximately 19.2 million shares at a total cost of approximately $1.224 billion. At September 30, 2007, approximately $156 million remained available under the Company’s previously approved share repurchase authorization. Starwood had approximately 201 million shares outstanding (including partnership units) at September 30, 2007.
Balance Sheet
At September 30, 2007, the Company had total debt of $3.162 billion and cash and cash equivalents (including $227 million of restricted cash) of $408 million, or net debt of $2.754 billion, compared to net debt of $2.465 billion at the end of the second quarter of 2007. The increase in net debt at September 30, 2007 is primarily due to the share repurchases discussed above.
In September 2007, the Company completed a $400 million senior debt offering. This debt has a fixed interest rate of 6.25% and matures in 2013. The proceeds from this debt offering were used to pay down the Company’s revolving credit facility.
At September 30, 2007, debt was approximately 46% fixed rate and 54% floating rate and its weighted average maturity was 4.5 years with a weighted average interest rate of 6.83%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $2.196 billion. Availability under domestic and international revolving credit facilities, not including cash and cash equivalents, was $1.788 billion.
Results for the Nine Months Ended September 30, 2007
EPS from continuing operations decreased to $1.84 compared to $4.06 in 2006. Excluding special items, EPS from continuing operations was $1.98 compared to $1.82 in 2006. Excluding special items, income from continuing operations was $425 million compared to $408 million in 2006. Special items in 2007 net to a charge of $28 million or $0.14 per share primarily due to the accelerated depreciation of fixed assets at the Sheraton Bal Harbor. Special items in 2006 net to a $504 million benefit, or $2.24 per share primarily due to significant one-time income tax benefits realized in connection with the sale of a portfolio of 33 hotels. Net income was $396 million and EPS was $1.84 compared to $840 million and $3.74, respectively, in 2006. Total Company Adjusted EBITDA, which was impacted by the sale of 49 hotels since the beginning of 2006, was $995 million compared to $926 million in 2006.
Outlook
The Company’s guidance for 2007 assumes the following changes since the last time we provided estimates:

▪	The Company has lowered its expectations for vacation ownership operating income by $25 million in the fourth quarter.

▪	In addition, the Company has postponed the securitization of vacation ownership notes receivable until market conditions improve in the asset-backed securities market, which removes the previously anticipated $25 million gain from the fourth quarter.
For the three months ending December 31, 2007:
▪	Adjusted EBITDA would be expected to be approximately $340 million assuming:
▪	REVPAR growth at Same-Store Company Operated Hotels worldwide of 9% to 11%

▪	REVPAR growth at branded Same-store Owned Hotels in North America of 8% to 10% and EBITDA growth of 13% to15% with margin improvement of approximately 150 to 200 basis points.

▪	Growth from management and franchise revenues of approximately 13% to 15%.

▪	A decrease in operating income from our vacation ownership and residential business of approximately $50 million.
▪	Income from continuing operations, excluding special items, would be expected to be approximately $134 million reflecting an effective tax rate of approximately 33%.

▪	EPS would be expected to be approximately $0.66.
For the full year 2007:
▪	Adjusting for the items noted above, Adjusted EBITDA is expected to be approximately $1.335 billion, assuming:
▪	REVPAR growth at Same-Store Company Operated Hotels worldwide of 9% to 11%

▪	REVPAR growth at branded Same-Store Owned Hotels in North America of 7% to 8% and EBITDA growth of 10% to 12% with margin improvement of approximately 50 to 100 basis points

▪	Growth from management and franchise revenues of 18% to 20%

▪	Operating income from our vacation ownership and residential business will be roughly flat to prior year
▪	Full year income from continuing operations, before special items, is expected to be approximately $559 million reflecting an effective tax rate of approximately 31%.

▪	Full year EPS before special items is expected to be approximately $2.63

▪	Full year capital expenditures (excluding timeshare inventory) would be approximately $650 million, including $300 million for maintenance, renovation and technology and $350 million for other growth initiatives, including the Bal Harbour project. Additionally, net capital expenditures for timeshare inventory would be approximately $150 million.
Preliminary guidance for the full year 2008:
▪	The Company expects 2008 Adjusted EBITDA to be between $1.300 billion and $1.340 billion. This represents strong growth in the Company’s core hotel business, offset by the decline in expected results at the Company’s Vacation Ownership business. The Company expects 2008 EPS to be between $2.47 and $2.60.
▪	REVPAR growth at Same-Store Company Operated Hotels worldwide of 6% to 8%

▪	REVPAR growth at branded Same-Store Owned Hotels worldwide of 6% to 8% and EBITDA growth of 8% to 10% with margin improvement of approximately 50 to 100 basis points

▪	Growth from management and franchise revenues of 13% to 15%

▪	Operating income from our vacation ownership and residential business will be down $30 to $50 million from prior year (including gains on sale of vacation ownership notes receivable)
The EPS outlook is based on 2008 depreciation and amortization expense of approximately $350 million, interest expense of approximately $200 million, a tax rate of 33% and fully diluted shares outstanding of approximately 203 million.
Reconciliation to reflect the full year effect of certain assets sold or closed and non-recurring items
(in millions)

2007 Adjusted EBITDA guidance (1)	$1,335

Adjustments to estimate the full year impact of 13 owned hotels sold or expected to be sold during 2007 or early 2008

Less: Revenues from hotels sold or expected to sell in 2007 or early 2008	(94)

Add: Expenses from hotels sold or expected to sell in 2007 or early 2008	76

Add: Expected fees from sold hotels encumbered by management or franchise contracts as if managed or franchised from January 1, 2007	1

Adjustment for other income related to the Company’s carried interest in the Westin Boston Waterfront Hotel which was sold in 2007	(18)

Adjustment for earnings from unconsolidated joint ventures associated with the sale of seven hotels	(29)

Adjustments for the Sheraton Bal Harbour which has been closed for redevelopment

Less: Revenues from the Sheraton Bal Harbour	(38)

Add: Expenses from the Sheraton Bal Harbour	30

Estimated 2007 Adjusted EBITDA to reflect the full-year effect of assets sold or closed and non-recurring items (2007 Revised EBITDA Baseline)	$1,263

(1)	See page 14 for the non-GAAP to GAAP reconciliation of EBITDA guidance.

Special Items
The Company recorded net charges of $14 million (after-tax) for special items in the third quarter of 2007 compared to $7 million of net credits (after-tax) in the same period of 2006.
Special items in the third quarter of 2007 primarily relate to losses on asset impairments.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2007	2006		2007	2006
$143	$148	Income from continuing operations before special items	$425	$408

$0.68	$0.68	EPS before special items	$1.98	$1.82

		Special Items
(1)	1	Restructuring and other special (charges) credits, net (a)	(48)	(11)
—	—	Debt defeasance costs (b)	—	(37)
—	—	Debt extinguishment costs (c)	—	(7)
(23)	(18)	(Loss) gain on asset dispositions and impairments, net (d)	(20)	1

(24)	(17)	Total special items — pre-tax	(68)	(54)
10	5	Income tax benefit for special items (e)	37	21
—	18	Income tax benefits related to the transaction with Host (f)	3	514
—	1	Reserves and credits associated with tax matters (g)	—	23

(14)	7	Total special items — after-tax	(28)	504

$129	$155	Income from continuing operations	$397	$912

$0.61	$0.71	EPS including special items	$1.84	$4.06

(a)	During the three months ended September 30, 2007, the charge primarily relates to additional costs associated with the Sheraton Bal Harbour which is being demolished and converted into a St. Regis Hotel with residences and fractional units. The charge for the nine months ended September 30, 2007 primarily relates to accelerated depreciation of fixed assets at the Sheraton Bal Harbour, partially offset by a $2 million refund of insurance premiums related to a retired executive. During the nine months ended September 30, 2006, primarily relates to transition costs in connection with the Le Méridien acquisition.

(b)	During the nine months ended September 30, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(c)	During the nine months ended September 30, 2006 the Company incurred expenses of approximately $7 million related to the early extinguishment of $150 million of debentures issued by its former subsidiary, Sheraton Holding Corporation. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(d)	For the three months ended September 30, 2007, primarily reflects impairment charges related to two hotels which are expected to be sold in the fourth quarter of 2007. The loss for the nine months ended September 30, 2007 also includes an $18 million loss on the sale of four hotels offset by a $15 million gain on the sale of assets in which the Company held minority interests and insurance proceeds of $6 million related to owned hotels damaged by hurricanes and floods in earlier years. For the three months ended September 30, 2006, primarily reflects a $36 million loss on the sale of two hotels, offset by a $13 million gain on the sale of Starwood’s interest in a joint venture and insurance proceeds of $6 million related to owned hotels damaged by hurricanes in prior years. The gain for the nine months ended September 30, 2006 also includes impairment charges of $17 million related to a hotel which was later sold and the Sheraton hotel in Cancun which was damaged by a hurricane, offset in part by $6 million in insurance proceeds received by the Westin Cancun as reimbursement for property damage caused by the same hurricane and by a $28 million gain primarily related to asset sales.

(e)	In 2006 and 2007, amounts represent taxes on special items at the Company’s incremental tax rate and the favorable impact of capital loss utilization.

(f)	Primarily relates to a deferred tax asset recognized on the deferred gain and other tax benefits realized in connection with the Host transaction.

(g)	Income tax benefit in the three and nine months ended September 30, 2006 primarily relates to the reversal of tax reserves no longer deemed necessary as the related contingencies have been resolved.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EST) today at (913) 981-5507. The conference call will be available through simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through Thursday, November 1, 2007 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 1883048).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. All references to “close rates” refer to the percentage of tours converted to actual sales of vacation ownership intervals. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 900 properties in more than 100 countries and 155,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and Element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2007	2006	Variance		2007	2006	Variance
			Revenues

$605	$594	1.9	Owned, leased and consolidated joint venture hotels	$1,798	$2,090	(14.0)
254	255	(0.4)	Vacation ownership and residential sales and services	760	683	11.3
214	182	17.6	Management fees, franchise fees and other income	602	488	23.4
467	430	8.6	Other revenues from managed and franchised properties (a)	1,383	1,146	20.7

1,540	1,461	5.4		4,543	4,407	3.1

			Costs and Expenses
448	443	(1.1)	Owned, leased and consolidated joint venture hotels	1,345	1,575	14.6
183	183	—	Vacation ownership and residential	563	532	(5.8)
116	115	(0.9)	Selling, general, administrative and other	362	342	(5.8)
1	(1)	n/m	Restructuring and other special charges (credits), net	48	11	n/m
72	70	(2.9)	Depreciation	206	210	1.9
7	11	36.4	Amortization	20	21	4.8
467	430	(8.6)	Other expenses from managed and franchised properties (a)	1,383	1,146	(20.7)

1,294	1,251	(3.4)		3,927	3,837	(2.3)
246	210	17.1	Operating income	616	570	8.1
8	8	—	Equity earnings and gains and losses from unconsolidated ventures, net	54	46	17.4
(40)	(28)	(42.9)	Interest expense, net of interest income of $2, $17, $12 and $26	(108)	(175)	38.3
(23)	(18)	(27.8)	(Loss) gain on asset dispositions and impairments, net	(20)	1	n/m

191	172	11.0	Income from continuing operations before taxes and minority equity	542	442	22.6
(61)	(17)	n/m	Income tax (expense) benefit	(145)	470	n/m
(1)	—	n/m	Minority equity in net income	—	—	—

129	155	(16.8)	Income from continuing operations	397	912	(56.5)
			Discontinued Operations:
—	—	—	Net loss on dispositions	(1)	—	n/m
—	—	—	Cumulative effect of accounting change	—	(72)	100.0

$129	$155	(16.8)	Net income	$396	$840	(52.9)

			Earnings (Loss) Per Share – Basic
$0.63	$0.73	(13.7)	Continuing operations	$1.91	$4.26	(55.2)
—	—	—	Discontinued operations	—	—	—
—	—	—	Cumulative effect of accounting change	—	(0.33)	100.0

$0.63	$0.73	(13.7)	Net income	$1.91	$3.93	(51.4)

			Earnings (Loss) Per Share – Diluted
$0.61	$0.71	(14.1)	Continuing operations	$1.84	$4.06	(54.7)
—	—	—	Discontinued operations	—	—	—
—	—	—	Cumulative effect of accounting change	—	(0.32)	100.0

$0.61	$0.71	(14.1)	Net income	$1.84	$3.74	(50.8)

203	212		Weighted average number of Shares	207	214

210	220		Weighted average number of Shares assuming dilution	215	224

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$181	$183
Restricted cash	220	329
Accounts receivable, net of allowance for doubtful accounts of $52 and $49	569	593
Inventories	684	566
Prepaid expenses and other	148	139

Total current assets	1,802	1,810
Investments	428	436
Plant, property and equipment, net	3,823	3,831
Assets held for sale (a)	27	2
Goodwill and intangible assets, net	2,302	2,302
Deferred tax assets	584	518
Other assets (b)	486	381

	$9,452	$9,280

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$11	$805
Accounts payable	182	179
Accrued expenses	1,038	955
Accrued salaries, wages and benefits	365	383
Accrued taxes and other	146	139

Total current liabilities	1,742	2,461
Long-term debt (c)	3,151	1,827
Deferred tax liabilities	32	31
Other liabilities	1,899	1,928

	6,824	6,247
Minority interest	26	25
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 201,300,953 and 213,484,439 shares at September 30, 2007 and December 31, 2006, respectively	2	2
Additional paid-in capital	1,391	2,286
Accumulated other comprehensive loss	(170)	(228)
Retained earnings	1,379	948

Total stockholders’ equity	2,602	3,008

	$9,452	$9,280

(a)	As of September 30, 2007, includes two hotels expected to be sold in the fourth quarter of 2007. As of December 31, 2006, reflects land that is held for sale.

(b)	Includes restricted cash of $7 million at September 30, 2007 and December 31, 2006.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $573 million and $484 million at September 30, 2007 and December 31, 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Historical Data
(in millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%
2007	2006	Variance		2007	2006	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$129	$155	(16.8)	Net income	$396	$840	(52.9)
47	50	(6.0)	Interest expense(a)	134	216	(38.0)
61	17	n/m	Income tax expense (benefit)(b)	146	(470)	n/m
79	77	2.6	Depreciation(c)	228	233	(2.1)
8	12	(33.3)	Amortization (d)	23	25	(8.0)

324	311	4.2	EBITDA	927	844	9.8
23	18	27.8	(Gain) loss on asset dispositions and impairments, net	20	(1)	n/m
1	(1)	n/m	Restructuring and other special charges (credits), net	48	11	n/m
—	—	—	Cumulative effect of accounting change	—	72	(100.0)

$348	$328	6.1	Adjusted EBITDA	$995	$926	7.5

(a)	Includes $5 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2007 and 2006, respectively, and $14 million and $15 million for the nine months ended September 30, 2007 and 2006, respectively.

(b)	Includes $1 million and $0 of tax expense recorded in discontinued operations the nine months ended September 30, 2007 and 2006, respectively.

(c)	Includes $7 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2007 and 2006, respectively, and $22 million and $23 million for the nine months ended September 30, 2007 and 2006, respectively.

(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2007 and 2006, respectively, and $3 million and $4 million for the nine months ended September 30, 2007 and 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Future Performance
(In millions)

Three Months Ended		Year Ended
December 31, 2007		December 31, 2007
$134	Net income	$531
51	Interest expense	186
66	Income tax expense	211
89	Depreciation and amortization	339

340	EBITDA	1,267
—	Loss on asset disposition and impairments, net	20
—	Restructuring and other special charges, net	48

$340	Adjusted EBITDA	$1,335

Three Months Ended		Year Ended
December 31, 2007		December 31, 2007
$134	Income from continuing operations	$531

$0.66	EPS	$2.51

	Special Items
—	Restructuring and other special charges, net	48
—	Loss on asset dispositions and impairments, net	20

—	Total special items – pre-tax	68
—	Income tax benefit on special items	(37)
—	Income tax benefits related to the transaction with Host	(3)
—	Total special items – after-tax	28

$134	Income from continuing operations excluding special items	$559

$0.66	EPS excluding special items	$2.63

Three Months Ended		Year Ended
December 31, 2006		December 31, 2006
$203	Net income	$1,043
47	Interest expense	263
38	Income tax expense (benefit)	(432)
84	Depreciation and amortization	342

372	EBITDA	1,216
4	Loss on asset disposition and impairments, net	3
9	Restructuring and other special charges, net	20
(2)	Cumulative effect of accounting change	70

$383	Adjusted EBITDA	$1,309

	Year Ended December 31, 2008
	Low	High
Net income	$501	$528
Interest expense	200	200
Income tax expense	247	260
Depreciation and amortization	352	352

EBITDA	$1,300	$1,340

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels(1)			%
2007	2006	Variance	Worldwide	2007	2006	Variance
			Revenue
$546	$506	7.9	Same-Store Owned Hotels	$1,585	$1,470	7.8
—	33	(100.0)	Hotels Sold or Closed in 2007 and 2006 (50 hotels)	40	454	(91.2)
53	50	6.0	Hotels Without Comparable Results (8 hotels)	166	160	3.8
6	5	20.0	Other ancillary hotel operations	7	6	16.7

$605	$594	1.9	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,798	$2,090	(14.0)

			Costs and Expenses
$400	$372	(7.5)	Same-Store Owned Hotels	$1,178	$1,102	(7.0)
—	28	100.0	Hotels Sold or Closed in 2007 and 2006 (50 hotels)	29	345	91.6
46	41	(12.2)	Hotels Without Comparable Results (8 hotels)	134	124	(8.1)
2	2	—	Other ancillary hotel operations	4	4	—

$448	$443	(1.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,345	$1,575	14.6

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2007	2006	Variance	North America	2007	2006	Variance
			Revenue
$341	$325	4.9	Same-Store Owned Hotels	$1,012	$963	5.1
—	31	(100.0)	Hotels Sold or Closed in 2007 and 2006 (41 hotels)	40	382	(89.5)
40	37	8.1	Hotels Without Comparable Results (5 hotels)	128	127	0.8

$381	$393	(3.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,180	$1,472	(19.8)

			Costs and Expenses
$255	$239	(6.7)	Same-Store Owned Hotels	$756	$717	(5.6)
—	28	100.0	Hotels Sold or Closed in 2007 and 2006 (41 hotels)	29	294	90.2
35	33	(6.1)	Hotels Without Comparable Results (5 hotels)	106	100	(6.0)

$290	$300	3.3	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$891	$1,111	19.8

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2007	2006	Variance	International	2007	2006	Variance
			Revenue
$205	$181	13.3	Same-Store Owned Hotels	$573	$507	13.0
—	2	(100.0)	Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	72	(100.0)
13	13	—	Hotels Without Comparable Results (3 hotels)	38	33	15.2
6	5	20.0	Other ancillary hotel operations	7	6	16.7

$224	$201	11.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$618	$618	—

			Costs and Expenses
$145	$133	(9.0)	Same-Store Owned Hotels	$422	$385	(9.6)
—	—	—	Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	51	100.0
11	8	(37.5)	Hotels Without Comparable Results (3 hotels)	28	24	(16.7)
2	2	—	Other ancillary hotel operations	4	4	—

$158	$143	(10.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$454	$464	2.2

(1)	Same-Store Owned Hotel Results exclude 50 hotels sold or closed in 2007 and 2006 and 8 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30, 2007
UNAUDITED

	System Wide(1) - Worldwide			System Wide(1) - North America			System Wide(1) - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	125.01	114.13	9.5%	122.01	114.95	6.1%	128.82	113.08	13.9%
ADR ($)	172.53	159.12	8.4%	163.58	154.47	5.9%	184.67	165.56	11.5%
OCCUPANCY (%)	72.5%	71.7%	0.8	74.6%	74.4%	0.2	69.8%	68.3%	1.5

SHERATON
REVPAR ($)	107.80	98.74	9.2%	109.86	103.62	6.0%	105.25	92.72	13.5%
ADR ($)	149.99	139.74	7.3%	147.45	139.90	5.4%	153.39	139.50	10.0%
OCCUPANCY (%)	71.9%	70.7%	1.2	74.5%	74.1%	0.4	68.6%	66.5%	2.1

WESTIN
REVPAR ($)	135.61	128.02	5.9%	130.00	124.09	4.8%	153.03	140.16	9.2%
ADR ($)	185.56	173.82	6.8%	176.45	166.39	6.0%	214.78	198.03	8.5%
OCCUPANCY (%)	73.1%	73.7%	-0.6	73.7%	74.6%	-0.9	71.2%	70.8%	0.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	275.09	244.33	12.6%	211.92	193.44	9.6%	307.97	270.97	13.7%
ADR ($)	403.04	352.95	14.2%	306.33	279.19	9.7%	454.44	391.61	16.0%
OCCUPANCY (%)	68.3%	69.2%	-0.9	69.2%	69.3%	-0.1	67.8%	69.2%	-1.4

LE MERIDIEN
REVPAR ($)	135.85	117.09	16.0%	231.63	207.71	11.5%	128.66	110.29	16.7%
ADR ($)	187.07	163.58	14.4%	292.83	275.03	6.5%	178.36	154.72	15.3%
OCCUPANCY (%)	72.6%	71.6%	1.0	79.1%	75.5%	3.6	72.1%	71.3%	0.8

W
REVPAR ($)	232.14	213.77	8.6%	238.07	222.01	7.2%	172.40	130.84	31.8%
ADR ($)	296.04	271.26	9.1%	296.94	273.25	8.7%	284.04	241.20	17.8%
OCCUPANCY (%)	78.4%	78.8%	-0.4	80.2%	81.2%	-1.0	60.7%	54.2%	6.5

FOUR POINTS
REVPAR ($)	80.98	73.20	10.6%	80.49	74.47	8.1%	82.37	69.63	18.3%
ADR ($)	108.62	100.85	7.7%	105.71	100.07	5.6%	117.56	103.28	13.8%
OCCUPANCY (%)	74.6%	72.6%	2.0	76.1%	74.4%	1.7	70.1%	67.4%	2.7

OTHER
REVPAR ($)	129.64	123.06	5.3%	129.64	123.06	5.3%
ADR ($)	173.62	165.51	4.9%	173.62	165.51	4.9%
OCCUPANCY (%)	74.7%	74.4%	0.3	74.7%	74.4%	0.3

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30, 2007
UNAUDITED

	System Wide(1)			Company Operated(2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	125.01	114.13	9.5%	140.06	126.85	10.4%
ADR ($)	172.53	159.12	8.4%	190.05	175.08	8.6%
OCCUPANCY (%)	72.5%	71.7%	0.8	73.7%	72.5%	1.2

NORTH AMERICA
REVPAR ($)	122.01	114.95	6.1%	147.10	138.54	6.2%
ADR ($)	163.58	154.47	5.9%	191.33	180.92	5.8%
OCCUPANCY (%)	74.6%	74.4%	0.2	76.9%	76.6%	0.3

EUROPE
REVPAR ($)	179.73	158.30	13.5%	201.12	176.36	14.0%
ADR ($)	248.09	221.82	11.8%	270.30	242.16	11.6%
OCCUPANCY (%)	72.4%	71.4%	1.0	74.4%	72.8%	1.6

AFRICA & MIDDLE EAST
REVPAR ($)	101.05	89.18	13.3%	102.25	90.21	13.3%
ADR ($)	146.66	131.41	11.6%	147.19	131.69	11.8%
OCCUPANCY (%)	68.9%	67.9%	1.0	69.5%	68.5%	1.0

ASIA PACIFIC
REVPAR ($)	107.77	94.00	14.6%	105.15	89.64	17.3%
ADR ($)	153.81	137.26	12.1%	147.85	130.74	13.1%
OCCUPANCY (%)	70.1%	68.5%	1.6	71.1%	68.6%	2.5

LATIN AMERICA
REVPAR ($)	73.16	63.13	15.9%	78.64	66.19	18.8%
ADR ($)	120.22	109.26	10.0%	130.30	119.82	8.7%
OCCUPANCY (%)	60.9%	57.8%	3.1	60.3%	55.2%	5.1

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended September 30, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	72 Hotels			41 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	159.50	147.05	8.5%	156.85	147.54	6.3%	164.55	146.10	12.6%
ADR ($)	212.64	197.49	7.7%	200.69	187.77	6.9%	238.43	219.34	8.7%
OCCUPANCY (%)	75.0%	74.5%	0.5	78.2%	78.6%	-0.4	69.0%	66.6%	2.4

Total REVENUE	546,474	506,218	8.0%	340,952	325,021	4.9%	205,522	181,197	13.4%
Total EXPENSES	400,323	372,048	7.6%	254,884	238,938	6.7%	145,439	133,110	9.3%

	63 Hotels			32 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	162.64	149.57	8.7%	161.47	151.70	6.4%	164.55	146.10	12.6%
ADR ($)	216.74	200.85	7.9%	205.06	191.32	7.2%	238.43	219.34	8.7%
OCCUPANCY (%)	75.0%	74.5%	0.5	78.7%	79.3%	-0.6	69.0%	66.6%	2.4

Total REVENUE	505,365	464,470	8.8%	299,843	283,273	5.8%	205,522	181,197	13.4%
Total EXPENSES	368,550	342,060	7.7%	223,111	208,950	6.8%	145,439	133,110	9.3%

(1)	Hotel Results exclude 11 hotels sold and 8 hotels without comparable results during 2006 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended September 30, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	Variance	% Variance
Management Fees:
Base Fees	70	65	5	7.7%
Incentive Fees	42	34	8	23.5%

Total Management Fees	112	99	13	13.1%

Franchise Fees	39	31	8	25.8%

Total Management & Franchise Fees	151	130	21	16.2%

Other Management & Franchise Revenues (1)	31	26	5	19.2%

Total Management & Franchise Revenues	182	156	26	16.7%

Other (2)	32	26	6	23.1%

Management Fees, Franchise Fees and Other Income	214	182	32	17.6%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $20 million in 2007 and $19 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended September 30, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	183	185	(1.1%)
Other Sales and Services Revenues (2)	43	34	26.5%
Deferred Revenues — Percentage of Completion	24	20	n/m
Deferred Revenues — Other (3)	2	10	n/m

Vacation Ownership Sales and Services Revenues	252	249	1.2%
Residential Sales and Services Revenues	2	6	(66.7%)

Total Vacation Ownership & Residential Sales and Services Revenues	254	255	(0.4%)

Originated Sales Expenses (4) — Vacation Ownership Sales	113	113	0.0%
Other Expenses (5)	50	39	(28.2%)
Deferred Expenses — Percentage of Completion	10	14	n/m
Deferred Expenses — Other	8	12	n/m

Vacation Ownership Expenses	181	178	(1.7%)
Residential Expenses	2	5	60.0%

Total Vacation Ownership & Residential Expenses	183	183	0.0%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30, 2007
UNAUDITED

	System Wide(1) - Worldwide			System Wide(1) - North America			System Wide(1) - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	121.35	111.11	9.2%	120.31	113.90	5.6%	122.67	107.57	14.0%
ADR ($)	171.31	158.43	8.1%	164.98	156.43	5.5%	179.90	161.19	11.6%
OCCUPANCY (%)	70.8%	70.1%	0.7	72.9%	72.8%	0.1	68.2%	66.7%	1.5

SHERATON
REVPAR ($)	105.43	97.04	8.6%	106.70	101.02	5.6%	103.88	92.13	12.8%
ADR ($)	150.79	140.48	7.3%	147.65	140.21	5.3%	154.96	140.84	10.0%
OCCUPANCY (%)	69.9%	69.1%	0.8	72.3%	72.1%	0.2	67.0%	65.4%	1.6

WESTIN
REVPAR ($)	138.30	129.95	6.4%	136.13	129.44	5.2%	145.36	131.61	10.4%
ADR ($)	188.89	177.66	6.3%	182.50	173.26	5.3%	211.43	193.31	9.4%
OCCUPANCY (%)	73.2%	73.1%	0.1	74.6%	74.7%	-0.1	68.7%	68.1%	0.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	236.21	212.02	11.4%	213.96	206.54	3.6%	248.14	214.95	15.4%
ADR ($)	350.87	309.53	13.4%	309.06	289.99	6.6%	374.29	320.64	16.7%
OCCUPANCY (%)	67.3%	68.5%	-1.2	69.2%	71.2%	-2.0	66.3%	67.0%	-0.7

LE MERIDIEN
REVPAR ($)	134.03	114.54	17.0%	228.67	198.65	15.1%	128.03	109.21	17.2%
ADR ($)	188.06	165.45	13.7%	300.07	271.96	10.3%	180.43	158.31	14.0%
OCCUPANCY (%)	71.3%	69.2%	2.1	76.2%	73.0%	3.2	71.0%	69.0%	2.0

W
REVPAR ($)	222.62	205.34	8.4%	229.34	213.38	7.5%	158.39	128.56	23.2%
ADR ($)	291.62	270.01	8.0%	292.70	272.22	7.5%	277.41	239.28	15.9%
OCCUPANCY (%)	76.3%	76.0%	0.3	78.4%	78.4%	—	57.1%	53.7%	3.4

FOUR POINTS
REVPAR ($)	76.30	70.07	8.9%	74.40	69.96	6.3%	81.84	70.38	16.3%
ADR ($)	107.09	99.91	7.2%	103.51	98.67	4.9%	117.93	103.69	13.7%
OCCUPANCY (%)	71.2%	70.1%	1.1	71.9%	70.9%	1.0	69.4%	67.9%	1.5

OTHER
REVPAR ($)	105.51	107.86	-2.2%	105.51	107.86	-2.2%
ADR ($)	163.50	159.60	2.4%	163.50	159.60	2.4%
OCCUPANCY (%)	64.5%	67.6%	-3.1	64.5%	67.6%	-3.1

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30, 2007
UNAUDITED

	System Wide(1)			Company Operated(2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	121.35	111.11	9.2%	136.22	123.68	10.1%
ADR ($)	171.31	158.43	8.1%	189.32	174.99	8.2%
OCCUPANCY (%)	70.8%	70.1%	0.7	72.0%	70.7%	1.3

NORTH AMERICA
REVPAR ($)	120.31	113.90	5.6%	144.92	137.29	5.6%
ADR ($)	164.98	156.43	5.5%	193.11	183.53	5.2%
OCCUPANCY (%)	72.9%	72.8%	0.1	75.0%	74.8%	0.2

EUROPE
REVPAR ($)	154.75	135.80	14.0%	174.13	151.86	14.7%
ADR ($)	225.48	200.12	12.7%	246.73	218.63	12.9%
OCCUPANCY (%)	68.6%	67.9%	0.7	70.6%	69.5%	1.1

AFRICA & MIDDLE EAST
REVPAR ($)	115.73	100.06	15.7%	117.10	101.03	15.9%
ADR ($)	163.59	147.65	10.8%	164.48	147.91	11.2%
OCCUPANCY (%)	70.7%	67.8%	2.9	71.2%	68.3%	2.9

ASIA PACIFIC
REVPAR ($)	105.71	92.46	14.3%	101.11	86.28	17.2%
ADR ($)	155.36	139.43	11.4%	148.43	132.56	12.0%
OCCUPANCY (%)	68.0%	66.3%	1.7	68.1%	65.1%	3.0

LATIN AMERICA
REVPAR ($)	81.68	74.32	9.9%	88.55	79.43	11.5%
ADR ($)	130.47	118.99	9.6%	142.55	131.26	8.6%
OCCUPANCY (%)	62.6%	62.5%	0.1	62.1%	60.5%	1.6

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Nine Months Ended September 30, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	72 Hotels			41 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	152.57	140.43	8.6%	150.61	142.31	5.8%	156.33	136.82	14.3%
ADR ($)	211.16	196.18	7.6%	202.95	192.06	5.7%	228.32	204.97	11.4%
OCCUPANCY (%)	72.3%	71.6%	0.7	74.2%	74.1%	0.1	68.5%	66.7%	1.8

Total REVENUE	1,585,095	1,470,375	7.8%	1,012,006	963,375	5.0%	573,089	507,000	13.0%
Total EXPENSES	1,177,996	1,102,301	6.9%	756,431	716,569	5.6%	421,565	385,732	9.3%

	63 Hotels			32 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	157.55	143.87	9.5%	158.28	148.16	6.8%	156.33	136.82	14.3%
ADR ($)	215.62	199.81	7.9%	208.66	197.02	5.9%	228.32	204.97	11.4%
OCCUPANCY (%)	73.1%	72.0%	1.1	75.9%	75.2%	0.7	68.5%	66.7%	1.8

Total REVENUE	1,478,865	1,358,798	8.8%	905,776	851,798	6.3%	573,089	507,000	13.0%
Total EXPENSES	1,085,839	1,013,401	7.1%	664,274	627,669	5.8%	421,565	385,732	9.3%

(1)	Hotel Results exclude 50 hotels sold and 8 hotels without comparable results during 2006 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Nine Months Ended September 30, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	Variance	% Variance
Management Fees:
Base Fees	204	169	35	20.7%
Incentive Fees	105	91	14	15.4%

Total Management Fees	309	260	49	18.8%

Franchise Fees	109	87	22	25.3%

Total Management & Franchise Fees	418	347	71	20.5%

Other Management & Franchise Revenues (1)	76	56	20	35.7%

Total Management & Franchise Revenues	494	403	91	22.6%

Other (2)	108	85	23	27.1%

Management Fees, Franchise Fees and Other Income	602	488	114	23.4%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $60 million in 2007 and $42 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	In 2007, Other includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007. The remaining amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Nine Months Ended September 30, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	549	563	(2.5%)
Other Sales and Services Revenues (2)	134	104	28.8%
Deferred Revenues — Percentage of Completion	59	(70)	n/m
Deferred Revenues — Other (3)	6	(2)	n/m

Vacation Ownership Sales and Services Revenues	748	595	25.7%
Residential Sales and Services Revenues	12	88	(86.4%)

Total Vacation Ownership & Residential Sales and Services Revenues	760	683	11.3%

Originated Sales Expenses (4) — Vacation Ownership Sales	348	362	3.9%
Other Expenses (5)	153	118	(29.7%)
Deferred Expenses — Percentage of Completion	28	(33)	n/m
Deferred Expenses — Other	24	19	n/m

Vacation Ownership Expenses	553	466	(18.7%)
Residential Expenses	10	66	84.8%

Total Vacation Ownership & Residential Expenses	563	532	(5.8%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note:	Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2007
UNAUDITED ($ millions)
Properties without comparable results in 2007:

Property
W New Orleans — French Quarter
W New Orleans
St. Regis New York
Sheraton Steamboat Resort & Conference Center
Westin St. John Resort & Villas
The Westin Resort & Spa, Cancun
Sheraton Fiji Resort
Westin Denarau Island Resort & Spa
Properties sold or closed in 2007 and 2006:

Property
33 Hotels Sold to Host Hotels & Resorts
Westin Hotel Long Beach
Sheraton Suites San Diego
Sheraton Framingham Hotel
Westin Embassy Row, Washington D.C.
Westin Atlanta North at Perimeter
Sheraton Suites Key West
Sheraton Colony Square
Sheraton Colonial Hotel & Golf Club
Sheraton Universal Hotel
Sheraton Cancun Resort & Towers
Sheraton Inn Lexington
Sheraton Omaha Hotel
Westin Fort Lauderdale
Days Inn City Center
Sheraton Nashua Hotel
Four Points by Sheraton Denver Cherry Creek
Sheraton Bal Harbour Beach Resort

Location
New Orleans, LA
New Orleans, LA
New York, NY
Steamboat Springs, CO
St. John, Virgin Islands
Cancun, Mexico
Nadi, Fiji
Nadi, Fiji

Location
Various
Long Beach, CA
San Diego, CA
Framingham, MA
Washington, DC
Atlanta, GA
Key West, FL
Atlanta, GA
Lynnfield, MA
Universal City, CA
Cancun, Mexico
Lexington, MA
Omaha, NE
Ft. Lauderdale, FL
Portland, OR
Nashua, NH
Denver, CO
Bal Harbour, FL

Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $227 million)	$408
Debt	$3,162
Revenues and Expenses Associated with Assets Sold or Closed in 2006 and 2007 or Expected to be Sold in the Fourth Quarter of 2007 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2006:
2006
Revenues	$295	$71	$16	$2	$384
Expenses (excluding depreciation)	$227	$53	$12	$1	$293

Hotels Sold or Closed in 2007:
2007
Revenues	$26	$14	$—	$—	$40
Expenses (excluding depreciation)	$17	$12	$—	$—	$29

2006
Revenues	$31	$24	$17	$23	$95
Expenses (excluding depreciation)	$19	$18	$16	$17	$70

Hotels Classified as Held for Sale at September 30, 2007:
2007
Revenues	$3	$5	$5	$—	$13
Expenses (excluding depreciation)	$3	$4	$4	$—	$11

2006
Revenues	$3	$5	$5	$4	$17
Expenses (excluding depreciation)	$3	$4	$4	$4	$15

(1)	Results consist of 45 hotels sold or closed in 2006, 5 hotels sold or closed in 2007 and 2 hotels which are classified as held for sale at September 30, 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2007 and 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2007
UNAUDITED ($ millions)

	Q3	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	54	137
Corporate/IT	23	48

Subtotal	77	185

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	23	61
Net capital expenditures for inventory (1)	56	105

Subtotal	79	166

Development Capital	9	139

Total Capital Expenditures	165	490

(1)	Represents gross inventory capital expenditures of $111 and $278 in the three and nine months ended September 30, 2007, respectively, less cost of sales of $55 and $173 in the three and nine months ended September 30, 2007, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2007 Divisional Hotel Inventory Summary by Ownership by Brand
September 30, 2007

	NAD		EAME		LAD		ASIA		Total
Owned	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Sheraton	12	5,632	8	1,724	5	2,713	2	821	27	10,890
Westin	7	3,741	5	1,068	3	901	1	273	16	5,983
Four Points	5	943	—	—	—	—	1	630	6	1,573
W	9	3,178	—	—	—	—	—	—	9	3,178
Luxury Collection	1	647	7	828	1	181	—	—	9	1,656
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	9	2,308	—	—	—	—	—	—	9	2,308

Total Owned	46	17,117	21	3,781	9	3,795	4	1,724	80	26,417

Managed & UJV
Sheraton	46	28,237	74	22,087	14	2,749	52	18,122	186	71,195
Westin	49	26,920	15	4,023	—	—	16	6,077	80	37,020
Four Points	1	475	6	899	3	428	4	1,150	14	2,952
W	8	2,269	—	—	1	237	2	330	11	2,836
Luxury Collection	8	1,929	9	1,470	7	250	—	—	24	3,649
St. Regis	6	892	1	95	—	—	2	601	9	1,588
Le Meridien	4	763	69	16,616	1	130	23	5,915	97	23,424
Other	1	105	1	—	—	—	—	—	2	105

Total Managed & UJV	123	61,590	175	45,190	26	3,794	99	32,195	423	142,769

Franchised
Sheraton	142	43,046	28	7,085	5	1,655	15	6,147	190	57,933
Westin	39	13,786	4	1,506	3	598	5	1,196	51	17,086
Four Points	85	14,506	12	1,671	9	1,384	2	235	108	17,796
Luxury Collection	1	249	16	1,975	—	—	7	2,022	24	4,246
Le Meridien	4	1,343	11	3,890	1	213	4	2,392	20	7,838

Total Franchised	271	72,930	71	16,127	18	3,850	33	11,992	393	104,899

Systemwide
Sheraton	200	76,915	110	30,896	24	7,117	69	25,090	403	140,018
Westin	95	44,447	24	6,597	6	1,499	22	7,546	147	60,089
Four Points	91	15,924	18	2,570	12	1,812	7	2,015	128	22,321
W	17	5,447	—	—	1	237	2	330	20	6,014
Luxury Collection	10	2,825	32	4,273	8	431	7	2,022	57	9,551
St. Regis	9	1,560	2	256	—	—	2	601	13	2,417
Le Meridien	8	2,106	80	20,506	2	343	27	8,307	117	31,262
Other	10	2,413	1	—	—	—	—	—	11	2,413

Total Systemwide	440	151,637	267	65,098	53	11,439	136	45,911	896	274,085

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of September 30, 2007
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	8	6	6	2,711	357	1,424	4,492
Westin	12	4	6	825	497	1,164	2,486
St. Regis	2	2	2	51	12	—	63
The Luxury Collection	1	—	1	—	6	6	12
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	26	15	15	3,711	872	2,595	7,178

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	28	16	16	3,909	872	2,635	7,416

Total Intervals Including UJV’s (7)				203,268	45,344	137,020	385,632

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation and active sales.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.